UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

          Date of Report (Date of earliest reported): SEPTEMBER 1, 2006


                         ADDISON-DAVIS DIAGNOSTICS, INC.
               (Exact name of registrant as specified in charter)


          Delaware                     000-25022                  800103134
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

               143 Triunfo Canyon Road Westlake Village, CA 91361
       Registrant's telephone number, including area code: (805) 494-7838

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
              1065 Avenue of the Americas New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 1, 2006, we entered into a Subscription Agreement with a qualified institutional investor pursuant to which the investor subscribed to purchase an aggregate principal amount of $187,500 in a secured convertible promissory note for aggregate purchase price of $150,000 and 2 Class A common stock purchase warrants for each one dollar of the purchase price of the secured convertible notes ($150,000).

Each investor shall have the right to convert the secured convertible notes after the date of issuance at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The secured convertible notes mature two years after the date of issuance. The conversion price per share shall be the lower of (i) $0.025 or (ii) 65% of the average of the three lowest intra-day trading prices for our common stock for the 20 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. Our obligation to repay all principal, and accrued and unpaid interest under the convertible notes is secured by all of our assets pursuant to a certain Security Agreement dated as of September 1, 2006.

We issued an aggregate of 300,000Class A common stock purchase warrants to the investors, representing and 2 Class A common stock purchase warrants for each one dollar of the purchase price of the secured convertible notes ($150,000). The Class A warrants are exercisable until five years from the closing date at an exercise price of $0.07 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

We are obligated to file a registration statement registering 150% of the shares of our common stock issuable upon conversion of the secured convertible note and 100% of the shares issuable upon exercise of the Class A warrants no later than 35 days after the closing date and cause it to be declared effective within 120 days after the closing date. If we do not meet the aforementioned filing and effectiveness deadlines, we shall pay to each investor an amount equal to 2% of the purchase price of the secured convertible notes remaining unconverted and purchase price of the shares of our common stock issued upon conversion of the notes for each 30 days or part thereof of the pendency of such non-registration event.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

See Item 1.01 above.


ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.


See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

      Not applicable.

(B)   PRO FORMA FINANCIAL INFORMATION.

      Not applicable.

(C)   EXHIBITS.


EXHIBIT NUMBER                            DESCRIPTION
--------------  ----------------------------------------------------------------

10.1 Subscription Agreement, dated as of September 1, 2006, by and among Addison-Davis Diagnostics, Inc. and Alpha Capital Anstalt.

10.2            Form of Secured Convertible Note of Addison-Davis Diagnostics,
                Inc.

10.3 Form of Class A Common Stock Purchase Warrant of Addison-Davis Diagnostics, Inc.

10.4 Security Agreement dated as of September 1, 2006 by and among Addison-Davis Diagnostics, Inc. and Alpha Capital Anstalt.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         ADDISON-DAVIS DIAGNOSTICS, INC.




Date: September 6, 2006         /s/ Charles Miseroy
                                -----------------------
                                    Charles Miseroy
                                    Chief Executive Officer